                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 13, 2000


                           WESTERN DIGITAL CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



            Delaware                   001-08703                95-264-7125
----------------------------          ------------           -------------------
(State or Other Jurisdiction          (Commission              (IRS Employer
       of Incorporation)              File Number)           Identification No.)


        8105 Irvine Center Drive
           Irvine, California                                      92618
----------------------------------------                     -------------------
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (949) 932-5000


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS.

        On January 13, 2000, Western Digital Corporation issued a press release announcing the appointment of Matthew E. Massengill as President and Chief Executive Officer.

        On January 19, 2000, Western Digital Corporation issued a press release announcing it will exit the enterprise hard drive business and shift its full strategic focus and resources in the enterprise space to Internet-related data content management systems and management software. The press release also announced that the Company's operating loss for the fiscal 2000 second quarter, ended December 31, 1999, was significantly lower than the Wall Street analysts' consensus estimates of approximately $100 million, before previously-announced special charges.

        Attached hereto as Exhibits 99.1 and 99.2, respectively, are copies of the January 13, 2000, and January 19, 2000, press releases, which are incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit     Description
--------    ---------------
 99.1       Press Release dated January 13, 2000, regarding Western Digital
            Corporation's announcement of the appointment of Matthew E.
            Massengill as President and Chief Executive Officer.

 99.2 Press Release dated January 19, 2000, regarding Western Digital Corporation's announcement that it will exit the enterprise hard drive business and that the Company's operating loss for the fiscal 2000 second quarter, ended December 31, 1999, was significantly lower than the Wall Street analysts' consensus estimates of approximately $100 million, before previously-announced special charges.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2000
                                              WESTERN DIGITAL CORPORATION


                                              By: /s/ Michael A. Cornelius
                                                  ------------------------------
                                                  Michael A. Cornelius
                                                  Vice President, Law and
                                                  Administration and Secretary


                                       2